Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To Intelligroup, Inc.

     We consent to the incorporation by reference in the Registration Statements of Intelligroup, Inc. previously filed on Forms S-8 (File Nos. 333-31809, 333-70244, 333-133751, 333-139639, and 333-11486) of our report dated February 16, 2007, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ J.H. Cohn LLP

Roseland, New Jersey

March 21, 2008

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